UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2023

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 110 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading symbol(s)(1)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVSQ	N/A

(1)

On December 21, 2022, our common stock was suspended from trading on the NASDAQ Global Select Market (“NASDAQ”). On December 21, 2022, our common stock began trading on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “CLVSQ.” On December 29, 2022, NASDAQ filed a Form 25 delisting our common stock from trading on NASDAQ, which delisting became effective at the opening of the trading session on January 9, 2023. In accordance with Rule 12d2-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the de-registration of our common stock under Section 12(b) of the Exchange Act will become effective 90 days from the date of the Form 25 filing.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 11, 2022, Clovis Oncology, Inc. (the “Company”) and its subsidiaries, Clovis Oncology UK Limited and Clovis Oncology Ireland Limited (together with the Company, the “Debtors”) filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The cases are being administered under the caption In re Clovis Oncology, Inc., et al. (Case No. 22-11292 (JKS)). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On February 9, 2023, the Compensation Committee of the Board of Directors of the Company approved the terms and condition of the Key Employee Incentive Plan (the “KEIP”) of the Debtors, subject to the approval of the Bankruptcy Court. The KEIP was developed with the assistance of independent advisors to the Debtors to provide incentive-based compensation to the participants thereunder based on certain performance objectives described herein. On February 14, 2023, the Debtors filed a motion with the Bankruptcy Court seeking approval of the KEIP. Subject to the Bankruptcy Court’s approval of the KEIP, and any modifications to the KEIP in connection therewith, eight key employees of the Company, including six key members of the Company’s management team (collectively, the “KEIP Participants”) will be eligible to participate in the KEIP as described below.

FAP Sale. Upon the consummation of the sale transaction contemplated under the “stalking horse” purchase and assignment agreement between the Company and Novartis Innovative Therapies AG, dated December 11, 2022 (the “Novartis Purchase Agreement”), for the sale of substantially all of the rights of the Debtors to their pipeline targeted radionuclide therapy clinical development program, FAP-2286 (the “FAP-2286 Assets”), or any other asset purchase agreement for the FAP-2236 Assets of equivalent or greater value, (i) the KEIP Participants are eligible to receive, based on their respective share in the KEIP, a threshold award equal to $1.35 million in the aggregate (the “FAP Threshold Amount”), and (ii) six of the KEIP Participants (the “Executive KEIP Participants”) are eligible to receive, based on their respective share in the KEIP, an incremental amount, if any, equal to 1.0% of the sale proceeds realized from the sale of the FAP-2286 Assets that exceeds the amount of sale proceeds contemplated by the Novartis Purchase Agreement.

Rubraca Sale. Upon the consummation of a sale transaction for the Debtors’ rights to commercialize their sole marketed product (Rubraca® (rucaparib)) (the “Rubraca Assets”), the Executive KEIP Participants are eligible to receive, based on their respective share in the KEIP, (i) a threshold award equal to $1 million in the aggregate (the “Rubraca Threshold Amount” and together with the FAP Threshold Amount, the “Threshold Amounts”), and (ii) an incremental amount, if any, equal to (w) 0.0% of the sale proceeds from $0 to $200 million, (x) 2.0% of the sale proceeds between $200 million and $250 million, (y) 3.0% of the sale proceeds between $250 million and $300 million, and (z) 4.0% of the sales proceeds above $300 million, in each case, realized from the sale of the Rubraca Assets.

The actual amount that may be paid under the KEIP may be as low as $0 for all of the KEIP Participants in the aggregate (in case the Company is unable to consummate any asset sales), or as high as $6.35 million for all of the KEIP Participants in the aggregate. The respective Threshold Amounts and maximum amounts under the KEIP for each of the Company’s current named executive officers is set forth below.

Named Executed Officer	FAP Threshold Amount	Rubraca Threshold Amount	Maximum Amount
Patrick J. Mahaffy President and Chief Executive Officer	$175,000	$137,000	$861,275
Daniel W. Muehl Executive Vice President and Chief Financial Officer	$250,000	$196,000	$1,230,392
Dr. Lindsay Rolfe Executive Vice President of Clinical Development and Pharmacovigilance and Chief Medical Officer	$175,000	$137,000	$861,275
Paul E. Gross Executive Vice President and General Counsel	$275,000	$217,000	$1,353,431

Amounts under the KEIP, if any, are payable upon the consummation of the respective sale transactions of the FAP-2286 Assets and/or the Rubraca Assets, subject to the KEIP Participant’s continued employment with the Debtors through such time, unless a KEIP Participant’s employment with the Debtors is involuntarily terminated without “cause” or by reason of the KEIP Participant’s death or disability, in which case the KEIP Participant (or the KEIP Participant’s estate) will remain eligible to receive such amounts, if any, at the same time as payments are made under the KEIP to the other KEIP Participants. Amounts paid under the KEIP are subject to clawback (net of payroll related taxes and insurance withholdings) if a KEIP Participant voluntarily resigns or the KEIP Participant’s employment with the Debtors is terminated for “cause” before either of the following dates occur: (i) the effective date of a chapter 11 plan, or (ii) the date on which the Company’s management informs the KEIP Participant that the KEIP Participant’s services are no longer needed.

If a KEIP Participant voluntarily resigns, or is terminated for “cause” prior to the date that amounts under the KEIP becomes payable, the participant will forfeit the right to receive any KEIP payments. The Debtors will not reallocate any forfeited amounts under the KEIP to any new or existing KEIP Participants.

Participation under the KEIP will be in lieu of any severance benefits with respect to the Executive KEIP Participants. The KEIP Participants (other than the Executive KEIP Participants) will continue to be eligible for severance benefits in accordance with the Debtors’ usual policies and practices and subject to the limitations of the Bankruptcy Code.

In November 2022, Mr. Muehl, Mr. Gross, Dr. Rolfe and Dr. Harding voluntarily forfeited, and relinquished all rights with respect to, all of their unvested RSU awards that had previously not been settled into shares of Company common stock for no consideration.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this Form 8-K speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this Form 8-K or to reflect the occurrence of unanticipated events. The Company’s forward-looking statements in this Form 8-K include, but are not limited to, statements about the Company’s plans to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; the Company’s intention to continue operations during the Chapter 11 case; the Company’s belief that the sale process will be in the best interest of the Company and its stakeholders; and other statements regarding the Company’s strategy and future operations, performance and prospects among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on the Company’s liquidity and results of operations; changes in the Company’s ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on the Company’s relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Court approval of a sale of the Company’s assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to the Company’s stakeholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023
CLOVIS ONCOLOGY, INC.

	By:	/s/ Paul Gross
Name: Paul Gross
Title: Executive Vice President and General Counsel